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                                  B Y - L A W S

                                       OF


                          HYDRO FLAME ENTERPRISES, INC.

                               A Utah Corporation





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
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                                                 TABLE OF CONTENTS

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
ARTICLE I
                  OFFICES.........................................................................................1

ARTICLE II

                  SHAREHOLDERS....................................................................................1
                  Section 1.        Annual Meeting................................................................1
                  Section 2.        Special Meeting...............................................................1
                  Section 3.        Place of Meeting..............................................................1
                  Section 4.        Notice of Meeting.............................................................2
                  Section 5.        Closing of Transfer Books or Fixing of Record Date............................2
                  Section 6.        Voting Lists..................................................................2
                  Section 7.        Quorum........................................................................2
                  Section 8.        Proxies.......................................................................3
                  Section 9.        Voting Shares.................................................................3
                  Section 10.       Voting of Shares by Certain Holders...........................................3
                  Section 11.       Informal Action by Shareholders...............................................3

ARTICLE III

                  BOARD OF DIRECTORS..............................................................................4
                  Section 1.        General Powers................................................................4
                  Section 2.        Number, Tenure and Qualifications.............................................4
                  Section 3.        Regular Meeting...............................................................4
                  Section 4.        Special Meetings..............................................................4
                  Section 5.        Notice........................................................................4
                  Section 6.        Quorum........................................................................4
                  Section 7.        Manner of Acting..............................................................4
                  Section 8.        Vacancies.....................................................................4
                  Section 9.        Compensation..................................................................5
                  Section 10.       Presumption of Assent.........................................................5

ARTICLE IV

                  OFFICERS........................................................................................5
                  Section 1.        Number........................................................................5
                  Section 2.        Election and Term of Office...................................................5
                  Section 3.        Removal.......................................................................5

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                  Section 4.        Vacancies.....................................................................5
                  Section 5.        The President.................................................................6
                  Section 6.        The Vice Presidents...........................................................6
                  Section 7.        The Secretary.................................................................6
                  Section 8.        The Treasurer.................................................................7
                  Section 9.        Assistant Secretaries and Assistant Treasurers................................7
                  Section 10.       Salaries......................................................................7


         ARTICLE V

                  CONTRACTS, LOANS.  CHECKS AND DEPOSITS..........................................................7
                  Section 1.        Contracts.....................................................................7
                  Section 2.        Loans.........................................................................7
                  Section 3.        Checks, Drafts, Etc...........................................................8
                  Section 4.        Deposits......................................................................8

ARTICLE VI

                  CERTIFICATES FOR SHARES AND THEIR TRANSFER......................................................8
                  Section 1.        Certificates for Shares.......................................................8
                  Section 2.        Transfer of Shares............................................................8

ARTICLE VII

                  TAXABLE YEAR....................................................................................8

ARTICLE VIII

                  DIVIDENDS.......................................................................................8

ARTICLE IX

                  SEAL............................................................................................9

ARTICLE X

                  WAIVER OF NOTICE................................................................................9

ARTICLE XI
                  AMENDMENTS......................................................................................9

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                                                        - iii -

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                                     BY-LAWS

                                       OF

                          HYDRO FLAME ENTERPRISES, INC.

                                    ARTICLE I
OFFICES:

                  The principal office of the Corporation in the State of Utah shall be located at 1874 South Pioneer Road, Salt Lake City, Utah, 84104. The
Corporation may have such other offices, either within or without the State of Utah, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

                  The Registered Office of the Corporation required by the Utah
Business Corporation Act to be maintained in the State of Utah may be, but need not be, identical with the principal office in the State of Utah and the address of the Registered Office may be changed from time to time by the Board of Directors.

                                   ARTICLE II

SHAREHOLDERS:

         SECTION 1. ANNUAL MEETING. The Annual Meeting of the Shareholders shall be held on the 18th day of January, 1989, at the hour of 10:00 a.m., beginning with the day following the filing of the Articles of Incorporation or as soon thereafter as reasonably possible, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the Annual Meeting shall fall on a legal holiday in the State of Utah, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any Annual Meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause such election to be held at a Special Meeting of the Shareholders as soon as it may be conveniently held thereafter.

         SECTION 2. SPECIAL MEETING. Special Meetings of the Shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, by any two (2) Directors, or by any group of Shareholders owning shares which taken together would be entitled to not less than one-third
(1/3) of the total number of votes of all outstanding shares of all classes entitled to vote upon any matter submitted to a vote at a meeting of the Shareholders.

         SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Utah, as the place of meeting for any Annual Meeting or for any Special Meeting called by the Board of Directors.
A Waiver of Notice, signed by all Shareholders entitled to vote at a meeting, may designate any place, either within or without the State of Utah, as the place for holding such meeting. If no designation is made or if a Special
Meeting is otherwise called, the place

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of meeting shall be the Registered Office of the Corporation in the State of
Utah.

          SECTION 4. NOTICE OF MEETING. Written or printed notice stating the place, day and hour of the meeting, and in case of a Special Meeting, the purpose or purposes for which the meeting is called, shall be delivered to not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, Vice
President, Secretary or the officer or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mails addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage prepaid. Provided, however, a Waiver of Notice, in writing, signed by all of the Shareholders, shall be the equivalent to the giving of such notice.

          SECTION 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purposes of determining Shareholders entitled to notice of, or to vote at, any meeting of Shareholders, or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed in any case fifty (50) days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to notice of, or to vote at, a meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.
In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as a record date for any such determination of Shareholders. Such date in any case shall not be more than fifty (50) days and, in case of a meeting of Shareholders, not less than ten (10) days prior to the date on which the particular action is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of, or to vote at, a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date f or such determination of Shareholders. When a determination of Shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

          SECTION 6. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of Shareholders, a complete list of Shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the Registered Office of the Corporation and shall be subject to inspection by any Shareholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the Shareholders entitled to examine such list or transfer books or to vote at any meeting of Shareholders.

          SECTION 7. QUORUM. One or more Shareholders owning shares which taken together would be entitled to more than one-half (1/2) of the total number of votes of all outstanding shares of all classes entitled to vote upon any matter submitted to a vote at a regular meeting of Shareholders, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. If less than

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such number of Shareholders are so represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

         SECTION 8. PROXIES. At all meetings of Shareholders, a Shareholder may vote by proxy executed in writing by the Shareholders or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

         SECTION 9. VOTING SHARES. Each outstanding share of common stock shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of Shareholders. At any meeting in which Directors are to be elected, as provided by these By-Laws, all of the Directors of the Corporation shall be elected in one (1) vote by the Shareholders from among the nominees by plurality vote, in which every Shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him f or as many persons as there are- directors to be elected and for whose election he has a right to vote. Any other matters to be decided upon by the Shareholders, other than the election of Directors, shall be decided by majority vote, except as otherwise provided in these By-Laws, the Certificate of Incorporation or the laws of the State of Utah.

          SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the By-Laws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine.

                  Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him either in person or by proxy, but no trustee shall be entitled to vote shares held by it without a transfer of such shares into his name.

                  Shares standing in the name of a receiver may be voted by such receiver, and shares held by, or under the control of a receiver, may be voted by such receiver without the transfer thereof into his name, if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

                  A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

                  Shares of its own stock belonging to the Corporation or held by it in fiduciary capacity, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

          SECTION 11. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting

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of the Shareholders, or any other action which may be taken at a meeting of the
Shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE III

BOARD OF DIRECTORS:

          SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors.

          SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of
Directors of the Corporation shall be not less than three (3) nor more than five (5); provided that for so long as the Corporation has fewer than three
(3) shareholders entitled to vote for the election of Directors, the number of Directors shall not be less than two (2) nor more than five (5). Each
Director shall hold office until the next Annual Meeting of Shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Utah or Shareholders of the Corporation.

         SECTION 3. REGULAR MEETING. A regular meeting of the Board of Directors shall be held without notice other than by this By-Law immediately after, and at the same time as the Annual Meeting of Shareholders. The Board of Directors may provide by resolution the time and place, either within or without the State of Utah, for the holding of additional regular meetings without other notice than such resolution.

         SECTION 4. SPECIAL MEETINGS. Special Meetings of the Board of Directors may be called by, or at the request of the President or any of the Directors.
The person or persons authorized to call Special Meetings of the Board of Directors may fix any place, either within or without the State of Utah, as the place for holding any Special Meeting of the Board of Directors called by them.

         SECTION 5. NOTICE. Notice of any Special Meeting shall be given at least two (2) days previously thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mails so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a Waiver of Notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted or the purpose of any regular or special meeting of the Board of Directors need be specified in the Waiver of Notice of such meeting.

          SECTION 6. QUORUM. A majority of the Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

          SECTION 7. MANNER OF ACTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          SECTION 8. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board

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of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an Annual Meeting or at a Special Meeting of Shareholders called for that purpose.

          SECTION 9. COMPENSATION. By resolution of the Board of Directors the
Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

         SECTION 10. PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered into the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by Registered Mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

                                   ARTICLE IV

OFFICERS:

         SECTION 1. NUMBER. The officers of the Corporation shall be a President, none, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices, other than the offices of President and Secretary, may be held by the same person.

         SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the First Meeting of the Board of Directors held after each Annual Meeting of the Shareholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold of f ice until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

          SECTION 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

          SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

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         SECTION 5. THE PRESIDENT. The President shall be the principal executive officer of the Corporation, and subject to the control of the Board of
Directors, shall in general supervise and control all the business and affairs of the Corporation. The President shall, when present, preside at all meetings of the Shareholders and of the Board of Directors. If the President of the
Corporation is not present, then the Vice President shall preside. The President may sign, with the Secretary or any other proper Officer of the Corporation authorized by the Board of Directors, certificates for shares of the
Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of
Directors or by these By-laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. The President shall, in general, perform all duties incident to his office and such other duties as may be prescribed by the Board of Directors from time to time.

         SECTION 6. THE VICE PRESIDENTS. In the absence of the President, or in the event of his/her death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         SECTION 7.        THE SECRETARY.  The Secretary shall:

                  (a) Keep the minutes of the Shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose;

                  (b) See that all notices are duly given in accordance with the provisions of these
                           By-Laws or as required by law;

                  (c) Be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all, documents, the execution of which on behalf of the Corporation under its seal is duly authorized;
                  (d) Keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholders.

                  (e) Sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

                  (f) Have general charge of the stock transfer books of the Corporation; and

                  (g) In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President, or by the Board of Directors.

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          SECTION 8. THE TREASURER. If required by the Board of Directors, the
Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall:

                    (a) Have charge and custody of, and be responsible for, all funds and securities of the Corporation, receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of
                              ARTICLE V of these By-laws;

                    (b) In general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

          SECTION 9. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The
Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors.

                  The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such amounts and with such sureties as the Board of Directors shall determine.

                  The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

          SECTION 10. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.


                                    ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS:

         SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of, and on behalf of, the Corporation and such authority may be general or confined to specific instances.

          SECTION 2. LOANS. No loans shall be construed on behalf of the corporation, and no evidences of indebtedness shall be issued on its name unless authorized by a resolution of the Board of Directors.


                                        7

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          SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be directed and determined by resolution of the Board of Directors.

          SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER:

         SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice
President, and by the Treasurer or Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificates for a like number of shares that have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

         SECTION 2. TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney, duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                                   ARTICLE VII

TAXABLE YEAR:

          The taxable year of the Corporation shall be the calendar year beginning on the 1st day of January, and ending on the 31st day of December.

                                  ARTICLE VIII

DIVIDENDS:

                  The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.


                                        8

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                                   ARTICLE IX

SEAL:

                  The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words "Corporate Seal."

                                    ARTICLE X

WAIVER OF NOTICE:

                  Whenever any notice is required to be given to any Shareholder or Director of the Corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of the Utah Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XI
AMENDMENTS:

                  The power to alter, amend or repeal the By-Laws or adopt new
By-Laws, subject to repeal or change by action of the Shareholders shall be vested in the Board of Directors. No By-Laws shall be adopted by the Directors which shall require more than a majority of the voting shares for a quorum at a meeting of Shareholders, or more than a majority of the votes cast to constitute action by the Shareholders, except where higher percentages are required by law or by the Articles of Incorporation.

                  ADOPTED this 18th day of January, 1989.
                                             DIRECTORS:

                                             Signatures not legible
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